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                                                                Exhibit 4.2


                      FIRST AMENDMENT TO RIGHTS AGREEMENT
                      -----------------------------------

          THIS FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of December 27, 1999 ("Amendment"), is entered into between Jostens, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

          WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of July 23, 1998 (the "Rights Agreement");

          WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

          WHEREAS, this Amendment has been approved by the Board of Directors of the Company, with the concurrence of a majority of the Independent Directors (as defined in the Rights Agreement), which Independent Directors constitute a majority of the number of directors on the Board; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

          1. A new Section 34 shall be added to the Rights Agreement which shall read as follows:

          Section 34.   Exception. Notwithstanding any provision of this
                        ---------
     Agreement to the contrary, neither Saturn Acquisition Corporation, a Minnesota corporation ("MergerCo") nor any of its Affiliates shall be deemed to have become an Acquiring Person, nor shall a Distribution Date or a Triggering Event be deemed to have occurred, and no holder of Rights shall be entitled to exercise such Rights as a result of the execution or delivery of the Agreement and Plan of Merger, dated as of December 27, 1999 (the "Merger Agreement"), by and between the Company and MergerCo, as such agreement may be amended from time to time, or the consummation of the Merger (as defined in the Merger Agreement).

          2. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.
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          3.   This Amendment shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the principles of conflicts of laws thereof.

          4.   This Amendment may be executed in any number of counter parts.
It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

          5. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          6. If any term, provision, covenant or restriction of this Amend ment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                            [SIGNATURE PAGE FOLLOWS]
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                         JOSTENS, INC.



                         By:  /s/  William J. George
                            ----------------------------------
                               Name:  William J. George
                               Title:  V.P., General Counsel and Secretary


                         NORWEST BANK MINNESOTA, N.A.



                         By:    /s/  Susan J. Roeder
                            ----------------------------------
                                 Name:  Susan J. Roeder
                                 Title:  Vice President


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